CLECO POWER LLC                                                                                                                                                                                                                                                                      EXHIBIT 23(b)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-52540 and 333-109507) of Cleco Power LLC of our report dated March 14, 2005 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
March 14, 2005